Exhibit 99.(4)(a)(1)

POLICY NUMBER: [VP99999990]

POLICY SPECIFICATIONS

Base Policy:	Last Survivor Flexible Premium Variable Universal Life Insurance With Indexed Option(s)
Policy Date:	[May 1, 2021]
Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]
Owner:	[JOHN DOE]
[State Department of Insurance:	(XXX) XXX-XXXX]

Premiums

Planned [Annual] Premium:	$[2,747.25]
7 Pay Premium:	$[5,043.80]
[Premium Band:	$[455.28]]

Premium Type

Basic Premium:	This is equal to all premium paid in a policy year, except for any Internal Premium.
[General Account Surplus Premium:	This is equal to all Basic Premium that is applied to the General Account in a policy year, that exceeds the Premium Band.]
Internal Premium:	This is equal to any premium that is received from a replacement or a conversion of an existing Pacific Life policy.

Premium Load Rate

Maximum Basic Premium Load Rate:	[12.00]%
[Maximum General Account Surplus Premium Load Rate:	[20.00]%]
Maximum Internal Premium Load Rate:	[12.00]%

Face Amount Adjustments

Initial Date of Decrease:	[ 2nd] Policy Anniversary
Minimum Basic Face Amount:	$[20,000.00]

Withdrawal Conditions

Initial Date of Withdrawal:	[2nd] Policy Anniversary
Minimum Amount of Each Withdrawal:	$[200.00]
Minimum Net Cash Surrender Value Remaining After Withdrawal:	$[500.00]

POLICY SPECIFICATIONS

Monthly Deduction Factors

Monthly Deduction End Date:	[May 1, 2107]
Administrative Charge Per Month:	$[10.00]

Maximum Monthly Asset Charge Rate Table:	Policy Years Maximum Monthly Asset Charge Rate 1-20 [0.020% (equivalent to 0.240% annually)] 21+ [0.035% (equivalent to 0.420% annually)]

Accounts

Account Addition Method:	[Account Additions will be added to the Investment Options under the Policy according to the Payment Instructions on file.]
Account Addition Factors:

[Premium payments;]
[Loan repayments;]
[Any Additional Credits;]
[Monthly Deductions or other policy credits (excluding any interest credits other than Loan Interest Credits) that increase the Accumulated Value under the policy; and]
[Credits under certain riders, if any, which increase the Accumulated Value under the policy.]

Account Deduction Method:

[Account Deductions reduce the Investment Options under the Policy and will be taken proportionately from the Fixed Account Value and the Variable Account Value until each have been reduced to zero. Any remaining deductions will be taken proportionate to each Segment Value across all segments in Indexed Accounts.]

Account Deduction Factors:

[Monthly Deductions that reduce the Accumulated Value under the policy;]
[Any Withdrawal from the policy;]
[Standard Policy Loans;]
[Any distribution in order to maintain tax qualification under Code Section 7702 (see Tax Qualification as Life Insurance) or to maintain the policy as a non-MEC under Code Section 7702A (see Modified Endowment Contract Tax Status);]
[Payments, charges and fees under certain riders, if any; and]
[Any charge, fee, or distribution that reduces the policy’s Accumulated Value.]

Indexed Account Segment Start Dates:	The [15th] [day of each calendar month] *We reserve the right to change or suspend the Segment Start Dates, but the Segment Start Dates will not occur less frequently than [once per calendar quarter.]
(See Indexed Fixed Options Section For Additional Information)
Cut-Off Date:	[[4:00] p.m. Eastern time] of the Cut-Off Date, which is [two] Business Days prior to the Segment Start Date.
Separate Account:	Pacific Select Exec Separate Account

Standard Loan Account Value

Minimum Standard Loan Amount:	$[200.00]
Guaranteed Annual Standard Loan Interest Credit Rate:	[1.00]%

POLICY SPECIFICATIONS

Guaranteed Annual Standard Loan Interest Charge Rate:	[1.25]%
Interest Calculation Method:	[Compound]

Basis of Values Conditions

Guaranteed Interest Rate for Fixed Options:	[1.00]% Annually. Any excess interest declared by us will be guaranteed for one year.
Basis of Value Mortality Table:

2017 CSO Mortality Tables adopted by the NAIC on April 6, 2016, ultimate only, age nearest birthday, smoker distinct, sex distinct with 50% male and 50% female blend for unisex, capped at 0.083333 per month.

General Transfer and Allocation Limitations

Total Number of Transfers Permitted Per Calendar Year:	25
Minimum Transfer Amount:	$500
Remaining Balance Amount:	$500
Excess Transfer Charge:	$25 for each transfer exceeding [12] per policy year

[Allocations to the General Account Limitations:

Aggregate allocations to the General Account are limited during the most recent 12 months for all policies in which you have any ownership interest or to which payments are made by a single payor, to $1,000,000.]

Reinstatement Conditions

Reinstatement Period:	3 Years

Suicide Exclusion

Suicide Exclusion Period:	[2 Years] from Policy Date

Available Death Benefit Options

Option A:

When elected, the Death Benefit equals the Total Face Amount. When this Death Benefit Option is In Effect, taking a withdrawal may decrease the Total Face Amount as described in the Withdrawals provision of the Policy.

Option B:

When elected, the Death Benefit equals the Total Face Amount plus the Accumulated Value. When this Death Benefit Option is In Effect, taking a Withdrawal does not reduce the Total Face Amount, but rather, reduces the Accumulated Value, which has the effect of reducing the Death Benefit that would be payable.

POLICY SPECIFICATIONS

[Option C:

When elected, the Death Benefit equals the Total Face Amount plus the sum of the premiums paid minus the sum of any withdrawals taken and any other distribution that reduces the Accumulated Value, provided that such result is limited to the amount shown as the “Option C Death Benefit Limit”. When this Death Benefit Option is In Effect, taking a withdrawal does not reduce the Total Face Amount, but rather increases the sum of the withdrawals, which has the effect of reducing the Death Benefit. For the purpose of Death Benefit Option C calculations, Accelerated Death Benefits are not considered distributions. Under this option, the Death Benefit may be less than the Total Face Amount.]

Death Benefit Elements

Net Amount At Risk Factor:	[1.0008295]
Death Benefit Option In Effect:	[A]
[Option C Death Benefit Limit:	$[XX,XXX,XXX*] *In the event that the Death Benefit Option is changed from Option C to Option A or B, the Option C Death Benefit Limit will no longer apply to this Policy.]
Permitted Death Benefit Option Change(s):	[The Death Benefit Option may be changed to Option A or B beginning in Policy Year [3]. [Changes to Option C from either Option A or B are not permitted.]]

POLICY SPECIFICATIONS

Summary Of Coverages Effective On The Policy Date

P21MSVL	Basic Life Coverage
S21MSVL
	Face Amount:	[$100,000]
	Insured:	[JOHN DOE]
	Sex and Age: Risk Class:	[Male 35] [Standard Nonsmoker]
	Additional Insured	[JANE DOE]
	Sex and Age:	[Female 35]
	Risk Class:	[Standard Nonsmoker]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates

for Basic Life Coverage

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year		COI Rate
[1	0.00005	30	0.06279	59		14.73282
2	0.00019	31	0.07520	60		16.62198
3	0.00038	32	0.08978	61		18.56890
4	0.00062	33	0.10696	62		20.97631
5	0.00087	34	0.12735	63		23.64798
6	0.00114	35	0.15198	64		26.62377
7	0.00143	36	0.18225	65		29.88385
8	0.00174	37	0.22011	66		33.40502
9	0.00208	38	0.26781	67		36.54001
10	0.00245	39	0.32721	68		39.73476
11	0.00279	40	0.40080	69		42.93904
12	0.00323	41	0.49140	70		46.09981
13	0.00370	42	0.60134	71		49.15433
14	0.00426	43	0.73578	72		52.03467
15	0.00491	44	0.90006	73		56.03168
16	0.00570	45	1.10427	74		60.45279
17	0.00673	46	1.36097	75		65.37561
18	0.00806	47	1.67915	76		70.89595
19	0.00975	48	2.04483	77		77.13792
20	0.01176	49	2.48191	78		83.33333
21	0.01409	50	3.02017	79		83.33333
22	0.01666	51	3.75688	80		83.33333
23	0.01948	52	4.56554	81		83.33333
24	0.02270	53	5.52621	82		83.33333
25	0.02643	54	6.67604	83		83.33333
26	0.03094	55	7.99731	84		83.33333
27	0.03659	56	9.48679	85		83.33333
28	0.04370	57	11.10885	86		83.33333
29	0.05234	58	12.86114	87	+	0	]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges

for Basic Life Coverage

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year		Coverage Charge
[1	$13.22	30	$13.22	59		$13.22
2	$13.22	31	$13.22	60		$13.22
3	$13.22	32	$13.22	61		$13.22
4	$13.22	33	$13.22	62		$13.22
5	$13.22	34	$13.22	63		$13.22
6	$13.22	35	$13.22	64		$13.22
7	$13.22	36	$13.22	65		$13.22
8	$13.22	37	$13.22	66		$13.22
9	$13.22	38	$13.22	67		$13.22
10	$13.22	39	$13.22	68		$13.22
11	$13.22	40	$13.22	69		$13.22
12	$13.22	41	$13.22	70		$13.22
13	$13.22	42	$13.22	71		$13.22
14	$13.22	43	$13.22	72		$13.22
15	$13.22	44	$13.22	73		$13.22
16	$13.22	45	$13.22	74		$13.22
17	$13.22	46	$13.22	75		$13.22
18	$13.22	47	$13.22	76		$13.22
19	$13.22	48	$13.22	77		$13.22
20	$13.22	49	$13.22	78		$13.22
21	$13.22	50	$13.22	79		$13.22
22	$13.22	51	$13.22	80		$13.22
23	$13.22	52	$13.22	81		$13.22
24	$13.22	53	$13.22	82		$13.22
25	$13.22	54	$13.22	83		$13.22
26	$13.22	55	$13.22	84		$13.22
27	$13.22	56	$13.22	85		$13.22
28	$13.22	57	$13.22	86		$13.22
29	$13.22	58	$13.22	87	+	$0.00	]

POLICY SPECIFICATIONS

Table of Minimum Death Benefit Percentages — Cash Value Accumulation Test

Applicable on the Policy Date

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Policy Year	Minimum Death Benefit Percentage	Policy Year	Minimum Death Benefit Percentage	Policy Year		Minimum Death Benefit Percentage
[1	321%	23	193%	45		128%
2	291%	24	189%	46		126%
3	286%	25	185%	47		124%
4	280%	26	182%	48		122%
5	275%	27	178%	49		120%
6	269%	28	175%	50		118%
7	264%	29	172%	51		117%
8	259%	30	168%	52		115%
9	254%	31	165%	53		114%
10	249%	32	162%	54		113%
11	244%	33	159%	55		112%
12	239%	34	156%	56		111%
13	235%	35	153%	57		110%
14	230%	36	150%	58		109%
15	226%	37	147%	59		108%
16	221%	38	145%	60		107%
17	217%	39	142%	61		106%
18	213%	40	139%	62		105%
19	208%	41	137%	63		104%
20	204%	42	135%	64		103%
21	200%	43	132%	65		102%
22	197%	44	130%	66	+	101%]